UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

February     , 2016

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of CytoDyn Inc. (the “Company”) to be held at 9:30 a.m., Eastern Time, on Friday, March 18, 2016, at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York.

Matters to be presented for action at the meeting include a proposal to increase the total number of authorized shares of common stock from 200,000,000 shares to 250,000,000 shares, a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares and a proposal to approve the adjournment of the special meeting to solicit additional proxies if there are insufficient proxies at the special meeting to approve each of the foregoing proposals. We will also act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are excited about the future of our company, and we look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy, or submit your proxy by telephone or Internet as instructed on the enclosed proxy card. If you are a stockholder of record and attend the meeting in person, you may revoke your proxy and vote at the meeting if you wish.

Sincerely,

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Banks and Brokers Call: (973) 873-7721

CYTODYN INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

MARCH 18, 2016

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of CytoDyn Inc., a Delaware corporation (the “Company”), to be held at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York, on Friday, March 18, 2016, at 9:30 a.m., Eastern Time.

Only stockholders of record at the close of business on February 8, 2016, will be entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof.

The Special Meeting is being held to consider and vote on the following matters:

1.	Approval of a proposal to amend the Company’s Articles of Incorporation, as amended, to increase the total number of authorized shares of common stock from 200,000,000 shares to 250,000,000 shares;

2.	Approval of a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares; and

3.	Approval of a proposal for the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals.

We will also transact any other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

Please sign and date the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card to avoid the expense of further solicitation. If you are a stockholder of record and attend the Special Meeting, you may revoke your proxy and vote your shares in person.

The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

By Order of the Board of Directors

Michael D. Mulholland

Chief Financial Officer, Treasurer, and

    Corporate Secretary

Vancouver, Washington

February     , 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 18, 2016:

The proxy statement for the Special Meeting is available at www.cytodyn.com.

CYTODYN INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn” or the “Company”), to be voted at the special meeting of stockholders to be held on March 18, 2016 (the “Special Meeting”), and any postponements or adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately February     , 2016.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $7,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

Voting. You may submit a proxy to have your shares of our Common Stock voted at the Special Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. When a proxy is returned properly, the shares represented by the proxy will be voted at the Special Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will also be voted FOR Proposals 1, 2 and 3. If a stockholder of record attends the Special Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares. Your broker will not be permitted, without your instructions, to vote your shares held in street name on any proposal that is deemed “non-routine,” with respect to which brokers and other nominees will not have discretionary voting power. As a result, you should be sure to provide your broker with instructions on how to vote your shares.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the matter being considered and has not received instructions from the beneficial owner. Banks and brokers acting as nominees are not permitted to vote proxies for any proposal to be acted on at the Special Meeting without express voting instructions from the beneficial owner of the shares. As such, it is particularly important that you provide voting instructions to your bank, broker or other nominee.

If you have additional questions, need assistance in submitting your proxy or voting your shares of our Common Stock, or need additional copies of the Proxy Statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting will not automatically revoke a proxy.

OUTSTANDING VOTING SECURITIES AND QUORUM

Stockholders of record as of the close of business on February 8, 2016, are entitled to one vote at the Special Meeting for each share of Common Stock of the Company (“Common Stock”) then held by each stockholder. As of that date, the Company had 117,957,641 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum at the Special Meeting. Abstentions and broker non-votes, if any, will be considered present for purposes of determining the presence of a quorum.

VOTES REQUIRED

Pursuant to the Delaware General Corporation Law, Proposal 1 must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the Proposal. Pursuant to the Delaware General Corporation Law, Proposals 2 and 3 will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document along with the exhibits attached hereto to understand the proposals fully.

•	Time and Place of Special Meeting (See cover page, Notice of Special Meeting of Stockholders): Friday, March 18, 2016 at 9:30 a.m., local time, at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York.

•	Record Date (See page 2): You can vote at the special meeting if you owned common stock of CytoDyn Inc. at the close of business on February 8, 2016.

•	Proposals to be Voted on (See Notice of Special Meeting of Stockholders): Matters to be presented for action at the meeting include a proposal to amend the Company’s Articles of Incorporation, as amended, to increase the total number of authorized shares of common stock from 200,000,000 shares to 250,000,000 shares, a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares and a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals.

•	Our Reasons for the Increase in Authorized Shares (See pages 5 and 6): The primary reason for the increase in authorized shares is to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes.

•	Our Reasons for the Amendment to the 2012 Equity Incentive Plan (See page 7): The primary reason for the amendment to the 2012 Equity Incentive Plan is to provide for a sufficient number of shares for future grants under the 2012 Equity Incentive Plan.

•	Effect of Approving the Increase in Authorized Shares (See page 5): If the increase to authorized shares is approved, the authorized shares of the Company will be increased from 200,000,000 shares to 250,000,000 shares.

•	Effect of Approving the Amendment to the 2012 Equity Incentive Plan (See page 7): If the amendment to the 2012 Equity Incentive Plan is approved, the number of shares reserved for issuance under the plan will be increased from 5,000,000 to 7,000,000 shares.

•	Effect of Not Approving the Increase in Authorized Shares (See page 6): If the increase to authorized shares proposal fails to obtain the vote required for approval, the number of shares authorized for issuance by the Company will remain at 200,000,000 shares.

•	Effect of Not Approving the Amendment to the 2012 Equity Incentive Plan (See page 7): if the amendment to the 2012 Equity Incentive Plan fails to obtain the vote required for approval, the number of shares reserved for issuance under the plan will remain at 5,000,000 shares.

•	Recommendation of the Board of Directors of the Company (See pages 6, 12 and 13): The Board recommends that you vote “For” the Proposals 1, 2 and 3.

•	Vote Required (See page 2): Approval of the increase in authorized shares will require the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on the proposal. Approval of the amendment to the 2012 Equity Incentive Plan and Proposal 3 will require that a quorum be present, and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

•	How to Vote Your Shares (See page 1): Complete, date and sign the enclosed proxy card and mail it in the enclosed return envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card, as soon as possible, so that your shares may be represented at the Special Meeting. In order to assure that your vote is obtained, please submit your proxy even if you currently plan to attend the Special Meeting in person.

•	How to Revoke Your Proxy (See page 1): You may revoke your proxy either by delivering to the Secretary of CytoDyn Inc. a signed notice of revocation or a later dated and properly executed proxy, or by attending the meeting and voting in person.

•	Voting of Shares Held in “Street Name” (See page 1): Your broker will not be permitted, without your instructions, to vote your shares held in street name on any proposal that is deemed ‘non-routine,” with respect to which brokers and other nominees will not have discretionary voting power. As a result, you should be sure to provide your broker with instructions on how to vote your shares. Failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s name, may have the same effect as a vote against the increase in authorized shares.

•	Whom You Should Call with Questions: If you have further questions, you may contact our proxy solicitor, Alliance Advisors LLC. at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

PROPOSAL 1

PROPOSAL TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL TO 250,000,000 SHARES OF COMMON STOCK

The Board believes it is in the best interest of the Company to increase the number of shares of Common Stock authorized for issuance by 50,000,000 shares of Common Stock, bringing the total number of shares of Common Stock authorized to 250,000,000 shares. These shares do not offer any preemptive rights. The text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A (the “Certificate of Amendment”). This proposal to increase the number of shares of Common Stock authorized for issuance, if approved at the Special Meeting, will become effective and the Company’s number of shares of authorized Common Stock will be increased to 250,000,000 shares upon the filing of the Certificate of Amendment with the Secretary of State of Delaware.

REASONS FOR THE INCREASE

Our Board believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. Our Board believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the overall value of the Company to its stockholders. There are certain advantages and disadvantages of an increase in our authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the type of transactions described above, or other financing transactions.

•	To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	The issuance of authorized but unissued stock could be used to deter a potential takeover of our Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

•	The additional shares of Common Stock for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

We intend to use the proceeds from any future capital raises for general corporate purposes. However, we have no arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed Certificate Amendment. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of the Company and its stockholders.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which we are aware to accumulate our stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

If our stockholders do not approve the increase in authorized shares of Common Stock, then we will not be able to increase the total number of authorized shares of Common Stock from 200,000,000 to 250,000,000, and therefore, we will be limited in its ability to use shares of Common Stock for financing, acquisitions or other general corporate purposes.

PRIOR APPROVAL OF REVERSE STOCK SPLIT

Our stockholders previously approved a reverse stock split at a ratio of any whole number between one-for-two and one-for-eight, as determined by our Board, and an amendment to our Certificate of Incorporation to implement the reverse stock split at any time before August 27, 2016, if and as determined by our Board. Accordingly, our Board has the flexibility to effectuate such a reverse stock split at any time prior to August 27, 2016 if the Board believes such a reverse stock split would be in the best interests of the Company and its stockholders.

If effectuated, a reverse stock split would reduce, on a proportionate basis for each stockholder, the aggregate number of shares of Common Stock outstanding without reducing the total number of shares of Common Stock authorized for issuance, whether or not such number remains at 200,000,000 or is increased to 250,000,000 by this proposal. As a result, if a reverse stock split were effectuated, the Company would have additional authorized shares available for future issuance without stockholder approval. Any such future issuance of Common Stock could, depending on the circumstances, be used to deter a potential takeover or have a further dilutive effect on the earnings per share, voting power and other interests of existing stockholders.

The current proposal to increase the number of authorized shares of Common Stock to 250,000,000 has no bearing on the Board’s ability to effect a reverse stock split, as previously authorized by stockholders and described above. The Board’s determination as to whether to effect a reverse stock split and, if so, at what ratio, would be based on the same factors previously reported in Proposal 3 of the Company’s Proxy Statement filed with the SEC on July 17, 2015, which is incorporated herein by reference.

APPROVAL REQUIRED

Pursuant to the Delaware General Corporation Law, this proposal must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN THE COMPANY’S AUTHORIZED CAPITAL.

PROPOSAL 2

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE CYTODYN INC. 2012 EQUITY INCENTIVE PLAN

GENERAL

The Board has approved an amendment to the CytoDyn Inc. 2012 Equity Incentive Plan (as previously amended effective February 27, 2015, the “2012 Equity Incentive Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 2,000,000 shares, from 5,000,000 shares to 7,000,000 shares, and directed that the amendment be submitted to the stockholders for approval at the Special Meeting. The proposed amendment is attached hereto as Exhibit B.

The amendment to the 2012 Equity Incentive Plan is intended to ensure that we can continue to provide an incentive to our employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, all of the additional shares will be available for grant as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as nonqualified stock options, restricted stock awards, stock appreciation rights, or other kinds of equity based compensation available under the 2012 Equity Incentive Plan. If the stockholders do not approve the amendment, no shares will be added to the number of shares available for issuance under the 2012 Equity Incentive Plan.

BACKGROUND

The 2012 Equity Incentive Plan was adopted on December 12, 2012, and approved by the stockholders of the Company at an annual meeting of the Company’s stockholders on the same date. 3,000,000 shares of Common Stock were initially available for awards under the 2012 Equity Incentive Plan. At a special meeting held on February 27, 2015, our stockholders approved an increase in the number of shares of Common Stock available for issuance under the 2012 Equity Incentive Plan, from 3,000,000 shares to 5,000,000 shares, which was subsequently effected. The purposes of the 2012 Equity Incentive Plan are to create incentives which are designed to motivate eligible employees, directors, and consultants to put forth maximum effort toward the success and growth of the Company, and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success.

The 2012 Equity Incentive Plan currently authorizes for issuance a maximum of only 5,000,000 shares. As of February 8, 2016, the number of shares available for issuance under future awards under the 2012 Equity Incentive Plan was only 930 shares. We use equity-based incentive compensation as a component of our pay-for-performance philosophy. Our Board does not believe that the number of shares available for issuance under the 2012 Equity Incentive Plan is sufficient in light of our compensation strategy.

The increase represents approximately 1.7% of the total number of outstanding shares of Common Stock as of February 8, 2016. After giving effect to such increase, the number of shares of Common Stock subject to outstanding equity awards and available for issuance pursuant to future awards will represent approximately 7.2% of our total issued and outstanding shares of Common Stock (on a fully diluted basis after giving effect to such future award issuances).

SUMMARY OF KEY TERMS OF THE 2012 EQUITY INCENTIVE PLAN

Under the 2012 Equity Incentive Plan, we may grant awards of options, stock appreciation rights, restricted awards, and Other Stock-Based Awards (as defined in the 2012 Equity Incentive Plan). We refer to these collectively as “Awards.”

Awards under the 2012 Equity Incentive Plan may be granted to (i) employees of the Company or an affiliated entity, (ii) members of the Board who are not employees of the Company or an affiliated entity, and (iii) any consultant or adviser to the Company or an affiliated entity. As of February 8, 2016, two executive officers and six non-employee directors were considered eligible to participate in the plan. Incentive stock options within the meaning of Section 422 of the Code generally may only be granted to employees of the Company or a subsidiary.

Common Stock delivered by the Company with respect to stock option or restricted stock awards may be authorized and unused Common Stock or Common Stock held in the treasury of the Company.

ADMINISTRATION

The 2012 Equity Incentive Plan is administered by the Board. The Board has the authority to:

•	delegate administration of the 2012 Equity Incentive Plan to a committee or committees of the Board of Directors;

•	promulgate, amend, and rescind rules and procedures relating to the implementation of the 2012 Equity Incentive Plan;

•	select the employees, Non-Employee Directors (as defined in the 2012 Equity Incentive Plan), and Consultants (as defined in the 2012 Equity Incentive Plan) who will be granted Awards;

•	determine the number and types of Awards to be granted to each participant;

•	determine the number of shares, or share equivalents to be subject to each Award;

•	determine the Fair Market Value (as defined in the 2012 Equity Incentive Plan) of shares if no public market exists for such shares;

•	determine the option price, purchase price, base price, or similar feature for any Award;

•	accelerate vesting of Awards and waive any restrictions; and

•	determine all the terms and conditions of all Award Agreements (as defined in the 2012 Equity Incentive Plan), consistent with the requirements of the 2012 Equity Incentive Plan.

AVAILABLE AWARDS UNDER THE 2012 EQUITY INCENTIVE PLAN

The 2012 Equity Incentive Plan is administered by the Compensation Committee of the Board. The types of awards that may be granted by the Compensation Committee under the 2012 Equity Incentive Plan include:

Options. Options to purchase Common Stock may be incentive stock options meeting the requirements of Section 422 of the Code, or nonqualified options which are not eligible for such tax-favored treatment. Up to 4,500,000 shares of Common Stock may be issued pursuant to incentive stock options under the 2012 Equity Incentive Plan. If Proposal 2 is approved by the stockholders, the number of shares of Common Stock that may be issued pursuant to incentive stock options will increase to 6,500,000. Incentive stock options will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted. Incentive stock options may not be granted under the 2012 Equity Incentive Plan after December 12, 2022, and may only be granted to employees of the Company or one of its subsidiaries. If options intended to be incentive stock options are granted to a participant in excess of the $100,000 annual limitation set forth in Section 422(d)(1) of the Code, the options will be incentive stock options to the maximum extent allowed and will be nonqualified stock options as to any excess over that limitation. Incentive stock options must expire not more than 10 years from the date of grant. The 2012 Equity Incentive Plan does not specify a maximum term for nonqualified options. The exercise price per share must be not less than 100% of the fair market value of a share of Common Stock on the date the option is granted for both incentive stock options and nonqualified options. Incentive stock options granted to a participant holding more than 10% of the Common Stock must expire not more than five years from the date of grant, and the exercise price per share must be not less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The Company may not grant options to purchase more than 1,000,000 shares to a single individual during any calendar year.

Stock Appreciation Rights (“SARs”). A recipient of SARs will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a share of Common Stock on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Compensation Committee in the award agreement and may be equal to or higher than the fair market value of the Common Stock on the date of grant. Payment may be in cash, in shares of Common Stock, in other property, in any combination of the foregoing, or in any other form as the Compensation Committee may determine. SARs may be granted in connection with options or other awards or may be granted as independent awards. Not more than 1,000,000 SARs may be granted to a single individual during any calendar year.

Restricted Awards. Restricted awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock which are subject to such limitations as the Compensation Committee deems appropriate, including, but not limited to, restrictions on sale or transfer. Additionally, restricted shares may be subject to forfeiture in the event the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. Stock certificates representing restricted shares are issued in the name of the recipient but are held by the Company until the expiration of any restrictions, at which time the restrictive legends are removed from the stock certificates. Beginning with the date of issuance of restricted shares and prior to forfeiture, the recipient is entitled to the rights of a stockholder with respect to such shares, including voting and dividend rights. Shares issued as stock dividends will be subject to the same restrictions as the related restricted shares. The Company may not grant restricted share awards for more than 2,500,000 shares of Common Stock under the 2012 Equity Incentive Plan.

Restricted units are awards of units equivalent in value to a share of Common Stock, which similarly may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. At the expiration of such period, payment is made with respect to restricted units in an amount equal to the value of the number of shares covered by the units. Payment may be in cash or unrestricted shares of Common Stock or in any other form approved by the Compensation Committee. The Compensation Committee will establish the terms and conditions of restricted units so that they will comply with or be exempt from the requirements of Section 409A of the Code.

Other Stock-Based Awards. The Compensation Committee may grant other awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock. The 2012 Equity Incentive Plan provides flexibility to design new types of stock-based or stock-related awards to attract and retain employees, directors and consultants in a competitive environment.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

In the event of a change in capitalization, the Compensation Committee will make such proportionate adjustments in the aggregate number of shares for which awards may be granted under the 2012 Equity Incentive Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding awards, as the committee in its sole discretion may deem appropriate.

DURATION, TERMINATION AND AMENDMENT OF THE 2012 EQUITY INCENTIVE PLAN

The 2012 Equity Incentive Plan will remain in effect until December 12, 2022, or, if earlier, when awards have been granted covering all available shares under the 2012 Equity Incentive Plan or the 2012 Equity Incentive Plan is otherwise terminated by the Board. The Board may terminate the 2012 Equity Incentive Plan at any time, but any such termination will not affect any outstanding awards. The Board may also amend the 2012 Equity Incentive Plan from time to time, provided that no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association. Pursuant to such provisions, the Board has approved an increase to the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares, and now submits such amendment to stockholders for approval.

AGGREGATE PAST GRANTS

As of February 8, 2016, awards covering an aggregate of 4,999,070 shares of our Common Stock had been granted and were outstanding under the 2012 Equity Incentive Plan, and awards covering an aggregate of 2,116,088 were outstanding under the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan” and, together with the 2012 Equity Incentive Plan, the “Incentive Plans”). The following table shows information regarding the distribution of these awards among the persons and groups identified below:

Name or Category	Number Shares Subject to Stock Option Awards
Executive Officers
Nader Z. Pourhassan
President and Chief Executive Officer	2,508,545
Michael D. Mulholland
Chief Financial Officer	1,200,000

Current Executive Officers as a Group	3,708,545

Current Directors who are not Executive Officers as a Group	1,619,968
Current Employees who are not Executive Officers as a Group	350,000
Prior Officers and Directors as a Group	1,436,645

Total Awards under the Incentive Plans	7,115,158

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

Following is a summary of the federal income tax consequences of option and other grants under the 2012 Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the 2012 Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or other award or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or other award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change, and does not address state, local or other tax laws.

Incentive Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Nonqualified Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

SARs. The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Shares. Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Units. The recipient of a restricted unit award will generally recognize ordinary income as and when the shares of common stock subject to such award are issued to the recipient in an amount equal to the fair market value of the shares of our common stock issued (plus the amount (if any) of any cash received). The Company will generally be entitled to a corresponding tax deduction at such time. The recipient of a stock unit award may not make a Code Section 83(b) election upon receipt of a stock unit award.

Other Stock-Based Awards. The federal income tax consequences of other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards. The Company normally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

INTERESTS OF DIRECTORS AND OFFICERS

Our directors may grant awards under the 2012 Equity Incentive Plan to themselves as well as our officers, in addition to granting awards to our other employees.

OTHER INFORMATION

A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided because all awards made under the amended and restated Option Plan are discretionary. However, please refer to “Executive Compensation” in this Proxy Statement, which provides information on the grants made in the last fiscal year, and please refer to the description of grants made to our non-employee directors in the last fiscal year under the heading “Compensation of Directors” in this Proxy Statement. Additionally, certain equity awards made to directors and officers since the end of the last fiscal year are summarized under the heading “Equity Awards Since Fiscal Year End” in this Proxy Statement, and the table above titled “Aggregate Plan Grants” includes information regarding all of the awards made pursuant to the 2012 Equity Incentive Plan since its adoption, all of which are currently outstanding, as well as certain additional awards outstanding pursuant to the CytoDyn Inc. 2004 Stock Incentive Plan.

Other than customary annual awards which may be made to our employees, including our executive officers, and our Board members following fiscal year end, the amounts of which are yet to be determined, no awards are currently contemplated to be made under the 2012 Equity Incentive Plan as to which this approval would specifically relate.

APPROVAL REQUIRED

Pursuant to the Delaware General Corporation Law, this proposal will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE CYTODYN INC. 2012 EQUITY INCENTIVE PLAN.

PROPOSAL 3

ADJOURNMENT OF THE SPECIAL MEETING

We are submitting a proposal for consideration at the Special Meeting to authorize the named proxies to approve one or more adjournments or postponements of the Special Meeting if there are not sufficient votes at the Special Meeting to adopt the proposals described herein. In the event insufficient votes are present to approve the aforementioned proposals, we would determine to adjourn or postpone the Special Meeting in order to solicit additional Proxies.

APPROVAL REQUIRED

Pursuant to the Delaware General Corporation Law, this proposal will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADJOURNMENT PROPOSAL.

COMPENSATION OF DIRECTORS

During fiscal 2015, each director who was not an employee of the Company was entitled to receive: (i) $25,000 in annual compensation; (ii) additional annual cash retainers for committee chairs and committee members ranging from $2,500 to $15,000; (iii) an additional cash retainer of $15,000 for the Chairman of the Board of Directors; and (iv) an annual grant on June 1, 2014, of a non-qualified stock option covering 50,000 shares of our common stock vesting in four equal quarterly installments. The compensation plan for directors during fiscal 2016 is the same as in fiscal 2015.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal 2015.

Name	Cash Fees	Stock Options,(2)	All Other Compensation(3)	Total
Denis R. Burger	$25,000	$53,994	$95,000	$173,994
Anthony D. Caracciolo	57,500	16,675	—	74,175
Gregory A. Gould	50,000	16,675	—	66,675
A. Bruce Montgomery	32,500	16,675	—	49,175
Jordan G. Naydenov	27,500	16,675	—	44,175
S. Michael Nobel	37,500	16,675	—	54,175
Carl C. Dockery	19,918	13,711	—	33,628

(1)	Represents aggregate grant date fair value of options granted during fiscal 2015 pursuant to Black-Scholes valuation model.
(2)	Total number of shares covered by stock options held by each non-employee director at May 31, 2015, were as follows:

No. of Shares
Denis R. Burger	165,616
Anthony D. Caracciolo	236,543
Gregory A. Gould	275,000
A. Bruce Montgomery	83,836
Jordan G. Naydenov	175,000
S. Michael Nobel	111,645
Carl C. Dockery	33,973

(3)	Represents consulting fees in a monthly amount of $5,000 from June 2014 to October 2014, increased to $10,000 a month during November 2014 to May 2015. The stock options include an award covering 100,000 shares of common stock relating to the consulting services.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Nader Z. Pourhassan,	2015	300,000	210,000	96,406	9,000	615,406
President and Chief Executive Officer (1)	2014	265,000	100,000	72,659	9,863	447,522

Michael D. Mulholland,	2015	239,583	101,823	72,304	7,188	420,898
Chief Financial Officer (2)	2014	225,000	92,500	54,494	8,063	380,057

(1)	Dr. Pourhassan served as the Company’s Chief Operating Officer until June 30, 2011, when he ceased to be an executive officer and accepted a position as the Company’s Managing Director of Business Development. Dr. Pourhassan was appointed interim President and Chief Executive Officer on September 10, 2012, and President and Chief Executive Officer in December 2012.
(2)	Mr. Mulholland was appointed as the Company’s Chief Financial Officer effective December 13, 2012.
(3)	Bonuses for fiscal 2015 were paid in cash, with a partial payment in September 2015 and the balance paid in December 2015. One-half of bonuses for fiscal 2014 were paid in cash shortly following fiscal year-end; the balance was paid on October 11, 2014.
(4)	Option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 5 “Stock Options and Warrants” in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, to which reference is hereby made.
(5)	“All Other Compensation” represents the Company’s contributions to the CytoDyn Inc. 401(k) Profit Sharing Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding stock options awarded to each of our named executive officers as of May 31, 2015. No stock awards were outstanding at May 31, 2015.

Name	Number of securities underlying unexercised options/ exercisable	Number of securities underlying unexercised options/ unexercisable	Option exercise price ($)	Option expiration date
Nader Z. Pourhassan (1)	125,000	—	$1.80	10/10/2015
	468,750	31,250	$2.00	07/31/2016
	54,545	—	$2.75	03/23/2017
	400,000	200,000	$0.80	05/31/2018
	66,667	133,333	$0.64	05/29/2019
Michael D. Mulholland (2)	66,667	33,333	$1.40	12/13/2017
	200,000	100,000	$0.80	05/31/2018
	50,000	100,000	$0.64	05/29/2019

(1)	Options expiring in 2015 vested in full on October 10, 2013. Options expiring in 2016 vest as follows: 125,000 shares on July 31, 2012; 125,000 shares on July 31, 2013, and 31,250 shares quarterly through July 31, 2015. Options expiring in 2018 vest in three equal annual installments beginning on May 31, 2014. Options expiring in 2019 vest in three equal annual installments beginning on May 29, 2015. In connection with fiscal 2015 performance, an option covering 200,000 shares with an exercise price of $0.90 per share was granted on June 30, 2015.
(2)	Options expiring in 2017 vest in three equal annual installments beginning December 13, 2013. Options expiring in 2018 vest in three equal annual installments beginning May 31, 2014. Options expiring in 2019 vest in three equal annual installments beginning on May 29, 2015. In connection with fiscal 2015 performance, an option covering 150,000 shares with an exercise price of $0.90 per share was granted on June 30, 2015.

The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under our existing equity compensation plans as of May 31, 2015.

Equity Compensation Plan Information
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	4,486,158	$1.27	2,754,930

Equity compensation plans not approved by security holders (2)	1,425,802	$1.22	—

Total	5,911,960	$1.26	2,754,930

(1)	Represents outstanding stock options granted to current or former employees and directors of the Company pursuant to its 2004 Stock Incentive Plan and 2012 Equity Incentive Plan.
(2)	Represents outstanding stock options and warrants issued by the Company as consideration for (i) services in connection with previous private placements of the Company’s debt and equity securities, (ii) certain consulting or advisory services provided to the Company by independent contractors, and (iii) the release of certain claims relating to services provided or alleged to have been provided to the Company, as well as outstanding stock options granted prior to the adoption or outside of the provisions of the 2004 Stock Incentive Plan to certain of the Company’s current or former employees and directors as compensation for their services.

ADDITIONAL COMPENSATION INFORMATION

Employee Pension, Profit Sharing or Other Retirement Plans

Effective January 1, 2010, we adopted a profit sharing plan, qualifying under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) and covering substantially all of our employees. We make a “safe harbor” contribution of 3% of the participant’s salary in order to maintain regulatory compliance of the 401(k) Plan. We do not have any other defined benefit pension plan, profit sharing or retirement plan.

Employment Agreement

On January 6, 2015, the Company entered into employment agreements with Dr. Pourhassan and Mr. Mulholland (together, the “Employment Agreements”). The Employment Agreements provide for indefinite terms of employment, until terminated by either party pursuant to the terms of the Employment Agreements.

The Employment Agreements provide for (i) an annual base salary of $325,000 for Dr. Pourhassan and $250,000 for Mr. Mulholland, (ii) a target annual bonus payable in cash or, at the discretion of the Board of Directors, 50% in cash and in 50% in stock of the Company, for Dr. Pourhassan equal to one-hundred percent (100%) of base salary and fifty percent (50%) for Mr. Mulholland, subject to achievement of certain performance objectives, and (iii) an annual supplemental bonus for Dr. Pourhassan, subject to the sole discretion of the Board of Directors, in an amount to be determined by the Board of Directors.

PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

In the event the Company terminates either Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of twelve months of base salary (except that such amount shall not be payable if, as of the effective time of Dr. Pourhassan’s or Mr. Mulholland’s termination, as applicable, the Board of Directors determines either that the Company has less than $4.0 million in cash-on-hand, or that the net worth of the Company, defined as the total assets of the Company less the total liabilities of the Company, is less than $5.0 million), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

In the event the Company terminates Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, or Dr. Pourhassan or Mr. Mulholland resigns for good reason, as defined in the Employment Agreements, within twelve months following a change in control, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of eighteen months of base salary (in lieu of, and not in addition to, the twelve months’ base salary that may be payable upon a termination without cause not within twelve months following a change in control), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

Employee stock options granted after December 1, 2012, vest in full automatically when a change in control occurs; employee stock options granted before December 1, 2012, will vest in full if the Compensation Committee so decides on or before the date a change in control occurs.

EQUITY AWARDS AFTER FISCAL YEAR-END

Since the end of the fiscal year ended May 31, 2015, we have granted certain options to our executive officers and directors, as follows:

•	On June 1, 2015, we made our annual grant to each of our directors of non-qualified stock options covering 50,000 shares of our common stock each, at an exercise price of $0.975 per share. The options vest in four equal quarterly installments and terminate on June 1, 2020.

•	On June 11, 2015, we granted Mr. Caracciolo an option to purchase 250,000 shares of our common stock at an exercise price of $0.97 per share. The option is fully exercisable and terminates on June 11, 2020.

•	On June 30, 2015, we granted Dr. Pourhassan and Mr. Mulholland options to purchase 200,000 and 150,000 shares of our common stock, respectively, at an exercise price of $0.90 per share. The options vest annually over three years and terminate on June 30, 2020.

•	On November 23, 2015, we granted Dr. Pourhassan and Mr. Mulholland options to purchase 650,000 and 500,000 shares of our common stock, respectively, at an exercise price of $0.87 per share. The options vest depending on the achievement of certain strategic milestones specified by our Board of Directors and documented in the relevant award agreements.

•	On December 21, 2015, our Board of Directors passed a resolution to extend the expiration dates of 1,824,513 outstanding options held by our directors and executive officers. For each outstanding option award that previously had a five-year expiration term, whether such award was vested or unvested, the expiration term was extended by an additional five years, but only to the extent that the award was non “in-the-money” based upon the closing price of our common stock as of December 21, 2015, of $0.81 per share. The expiration dates of such stock option awards, as extended, range between July 31, 2021 and June 30, 2025. The other terms and conditions of the stock option wards remained unchanged.

•	On January 4, 2016, we granted Dr. Pourhassan an option to purchase 304,000 shares of our common stock at an exercise price of $0.75 per share. The option vests depending on the achievement of certain strategic milestones specified by our Board of Directors and documented in the award agreement.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS

AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

The following table sets forth the beneficial ownership of our common stock as of February 8, 2016, by (i) each person or entity who is known by us to own beneficially more than 5 percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Total (2)(3)
Owners of more than 5 percent:
Alpha Venture Capital Partners, L.P.	9,847,359	(4)	8.2

Directors and Executive Officers:
Carl C. Dockery	9,918,832	(4)	8.2
Jordan G. Naydenov	4,309,742	(5)	3.6
Nader Z. Pourhassan	1,457,018	(6)	1.2
Anthony D. Caracciolo	586,179	(7)	*
Gregory A. Gould	331,676	(8)	*
Michael D. Mulholland	376,043	(9)	*
A. Bruce Montgomery	121,336	(10)	*
Denis R. Burger	203,116	(10)	*
All Current Directors and Executive Officers as a Group (8 persons)	17,303,942		14.1

*	Less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the business address of each current director and executive officer is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.
(2)	Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Shares of common stock subject to options and warrants that are exercisable currently or within 60 days of February 8, 2016, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(3)	Percentages are based on 117,957,641 shares of common stock outstanding as of February 8, 2016.
(4)	Carl C. Dockery, as the manager of the General Partner of Alpha Venture Capital Partners, LP, has voting and dispositive power over these shares, which include (i) 230,769 shares of common stock directly held by Alpha Ventures Capital Fund, L.P.; (ii) 7,243,740 shares of common stock directly held by Alpha Ventures Capital Partners, L.P.; (iii) warrants held by Alpha Ventures Capital Partners, L.P. that are exercisable for 2,372,850 shares of common stock; and (iv) 71,473 shares of common stock subject to options held directly by Mr. Dockery and not included in the totals for Alpha Venture Capital Partners, L.P.
(5)	Includes: (i) 4,097,242 shares of common stock directly held by Mr. Naydenov; and (ii) 212,500 shares of common stock subject to options.
(6)	Includes: (i) 60,056 shares of common stock directly held by Dr. Pourhassan; (ii) 375,000 shares of common stock beneficially owned by Dr. Pourhassan’s wife; (iii) 750 shares of common stock held in a retirement portfolio; and (iv) 1,021,212 shares of common stock subject to options held by Dr. Pourhassan. Excludes 954,000 shares of common stock subject to options that vest depending on the achievement of certain strategic milestones specified by our Board of Directors and documented in the relevant award agreements.
(7)	Includes: 62,136 shares of common stock directly held by Mr. Caracciolo; and 524,043 shares of common stock subject to options.
(8)	Includes: 19,176 shares of common stock directly held by Mr. Gould; and 312,500 shares of common stock subject to options.
(9)	Includes: 26,043 shares of common stock directly held by Mr. Mulholland; and 350,000 shares of common stock subject to options. Excludes 500,000 shares of common stock subject to options that vest depending on the achievement of certain strategic milestones specified by our Board of Directors and documented in the relevant award agreements.
(10)	Represents shares of common stock subject to options.

OTHER MATTERS

Management is not aware of any matters to be brought before the Special Meeting other than those discussed above. However, if any other business properly comes before the Special Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter pursuant to the discretionary authority given in the proxy.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted in writing to Board of Directors, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2016

In order to be eligible for inclusion in the proxy materials of the Company for the 2016 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by March 24, 2016. Any such proposal should comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. In addition, if the Company receives notice of a stockholder proposal after June 7, 2016, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $7,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this Proxy Statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that the Company filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following filing:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 , as filed on July 10, 2015;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2015 and November 30, 2015, as filed on October 9, 2015 and January 11, 2015, respectively;

•	the Company’s Current Reports on Form 8-K, as filed on June 25, 2015, July 23, 2015, August 3, 2015, August 4, 2015, August 19, 2015, September 1, 2015, September 23, 2015, November 25, 2015, December 3, 2015, December 24, 2015, January 8, 2015, January 22, 2015, and January 29, 2015; and

•	the Company’s Proxy Statement, as filed on July 17, 2015.

CYTODYN INC.

February     , 2016

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is CytoDyn Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 12, 2015 (the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended to increase the authorized shares of the Corporation’s common stock by deleting the first paragraph under Article IV, and replacing such paragraph with the following:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Fifty Five Million (255,000,000), of which (i) Two Hundred Fifty Million (250,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million Shares (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this [    ] day of [    ], 2016.

CYTODYN INC.

By:
Name:	Nader Pourhassan
Title:	President and Chief Executive Officer

A-2

Exhibit B

Proposed Amendment to CytoDyn Inc. 2012 Equity Incentive Plan

Proposal 2 presents for stockholder consideration the following amendment to Section 4.3 of the CytoDyn Inc. 2012 Equity Incentive Plan:

4.3 Shares Subject to the Plan. The Shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 11, the maximum number of Shares for which Awards may be granted under the Plan is 7,000,000, and the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 6,500,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant, is settled in cash in lieu of Shares or is exchanged for other Awards, or is otherwise forfeited or terminated, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. In addition, if the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Corporation, only the number of Shares issued net of Shares tendered to the Corporation shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan.

Other than the amendment to the text of Section 4.3 as set forth above, in all other respects the text of the CytoDyn Inc. 2012 Equity Incentive Plan would appear as such document was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 18, 2012.

B-1